Exhibit 3.1

                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 9

                            ARTICLES OF AMALGAMATION
                            ------------------------
                                 (SECTION 185)

1.   Name of Amalgamated Corporation

     MDSI Mobile Data Solutions Inc.

2.   The place in Canada where the registered office is to be situated

     Greater Vancouver Regional District, British Columbia

3. The classes and any maximum number of shares that the Corporation is authorized to issue

     Unlimited number of one class of shares to be designated as common shares.

4.   Restrictions, if any, on share transfers

     None.

5.   Number (or minimum and maximum number) of directors

     Minimum of three and maximum of fifteen.

6.   Restrictions, if any, on business the corporation may carry on

     None


7.   Other provisions, if any

     Between successive annual meetings, the directors shall have the power to appoint one or more directors to the Board, provided that the number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of the Shareholders of the Corporation and the number of directors on the Board of Directors shall not exceed the maximum number of directors set out in the Articles of Incorporation. Any directors so appointed by the Board of Directors shall hold office only until the next following annual meeting of the Shareholders of the Corporation, but shall be eligible for re-election as a director at such annual meeting.

8. Th amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

                         [ ]       183
                         [X]       184(1)
                         [ ]       184(2)


9.   Name of the amalgamating corporations      Corporation No.    Signature             Date           Title
     -------------------------------------      --------------     ---------             ----           -----
     MDSI Mobile Data Solutions Inc.            318191-0           /s/ Greg Beniston     Sep 10/98      Secretary
     MDSI Mobile Data Solutions Canada Inc.     353225-9           /s/ Greg Beniston     Sep 10/98      Secretary


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For Department Use Only
Filed                            353414-6                    September 25, 1998
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